Exhibit 23.1

Consent of KPMG LLP

The Board of Directors
Guitar Center, Inc.:

    We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Los Angeles, California
July 3, 2001